Press Release #201713	FOR IMMEDIATE RELEASE	May 8, 2017

Enertopia Provides Lithium Exploration Update

Vancouver, BC—Enertopia Corporation (ENRT) on the OTCQB and (TOP) on the CSE (the "Company" or "Enertopia") the Company provides the following update with respect to its ongoing lithium exploration program.

The Company is happy to announce that after six months of due diligence and internal review that it will be launching a very targeted location specific review of high priority Lithium targets across the South Western USA over a 10 day period from May 17 to May 27. The Company believes this approach is in the best interests of the company and all shareholders. Any self-generated and acquired projects would not be subject to 3rd party cash payments, share issuances or over riding royalties.

The Company further announces that it will be conducting its first lithium exploration program in Argentina from June 1-5 after several months of due diligence and internal review targeting very specific locations with the company’s Argentinian consultants. The Company will be attending the Catamarca Lithium conference on June 6-7 and will be meeting with pre-selected lithium salar owners.

After a complete internal project review of the company’s three brine targets in Nevada the company has decided not to make its final property payment and the projects have been returned to the property vendors and the Company has terminated its Option Agreement that it entered into on May 12, 2016.

“We are working aggressively at mapping out the next steps for phase two battery grade lithium carbonate purity bench testing, project advancements and property acquisitions.” Stated President and CEO Robert McAllister

About Enertopia
Enertopia is concurrently working with water purification technology partner GWT using patent pending technology that is believed able to recover Lithium from brine solutions. The companies are currently in the planning phase for a much larger and expanded phase two of bench tests with the goal or achieving battery grade Lithium Carbonate. This is expected to result in the buildout of a pilot plant after achieving battery grade Li2CO3 purity results.

Enertopia’s shares are quoted in Canada with symbol TOP and in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President at 1.250.765.6412

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its, mining projects, Lithium brine recovery technology, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. There can be no assurance that the funds raised will have any positive impact on Enertopia. There is no assurance that the current bench test will be successful and other projects will be acquired. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release